Calculation of Filing Fee Tables
N-2
FIDUS INVESTMENT Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value	457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 13,810.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Unsold Securities includes $100,000,000 of Unsold Securities of the Registrant previously registered on the Registration Statement in Table 2. Pursuant to Rule 457(p) under the Securities Act, the $13,810 fee paid to register the Unsold Securities is offset against the filing fees to be paid pursuant to Table 1.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Fidus Investment Corporation	N-2	333-277540	02/29/2024		$ 13,810.00	Equity	Common Stock, $0.01 par value	0	$ 100,000,000.00
Fee Offset Sources		Fidus Investment Corporation	N-2	333-277540		02/29/2024						$ 13,810.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant has terminated any offering that included the unsold securities under the Registration Statement on Form N-2 (File No. 333-277540), which was initially filed on February 29, 2024.

Offset Note
[2]	Certain of the securities being offered under this prospectus supplement represent unsold securities previously registered on the prospectus supplement filed pursuant to Rule 424(b)(2) on May 8, 2024 (the "Prior Prospectus Supplement"), which had a balance of $34,774,520 of unsold securities in respect of which the registrant paid a registration fee of $4,802.36, and the Registration Statement on Form N-2 (File No. 333-277540), which was initially filed with the Securities and Exchange Commission on February 29, 2024 (the "Prior Registration Statement), which had $100,000,000 of unsold securities in respect of which the registrant paid a registration fee of $13,810.00. Accordingly, as of the date hereof, the maximum aggregate offering amount of the unsold securities registered pursuant to the Prior Prospectus Supplement and the Prior Registration Statement (the "Unsold Securities") is $134,774,520. In connection with the registration of the Unsold Securities, the registrant paid a registration fee of $18,612.36, which will be applied to the Unsold Securities that are being offered pursuant to this prospectus supplement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $134,774,520.00. The prospectus is a final prospectus for the related offering.